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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



As independent public accountants, we hereby consent to the use of our report dated September 2, 1997, on the balance sheet of Education Loans Incorporated, a newly organized Delaware corporation (the "Corporation"), in Amendment No. 3 to the Prospectus and Registration Statement of the Corporation (SEC File No. 333-26679-01) relating to the issuance of its Student Loan Asset-Backed Notes Series 1997-1 and to the reference to our firm under the heading "Experts" in such Prospectus and Registration Statement.



EIDE HELMEKE PLLP


September 2, 1997
Aberdeen, South Dakota